Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-00949 and 33-03983) and on Form S-3 (Nos. 33-52297 and 333-52933) of Terex Corporation of our report dated March 6, 1998 (except as to Notes P and Q which are as of March 31, 1998) appearing on page 5 of this Form 8-K and of our report dated March 6, 1998 appearing on page 51 of this Form 8-K.



PricewaterhouseCoopers LLP


Stamford, Connecticut
July 13, 1998